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                                                                   10. (xii) (B)

April 30, 1997


Mr. Louis J. Caporale
10524 N. Woodcrest Drive
Mequon, Wisconsin  53092

Dear Lou:

Reference is made to your Compensation Agreement (the "Agreement") dated as of April 15, 1997, with Montgomery Ward & Co., Incorporated (the "Company").

In order to induce you to accept the offer of employment contained in the Agreement, General Electric Capital Corporation ("GE Capital"), as a principal shareholder in the Company, hereby agrees with you that if, for any reason other than termination of your employment, either voluntarily by you or for "cause" by the Company, the Company shall fail to pay to you the base salary for the first three years of such Agreement and the guaranteed bonuses for each of the first three years of such Agreement and the bonus plan to offset your Kohl's equity loss payable on May 1, 2000, then GE Capital shall pay such amounts to you as provided in and subject to the conditions of the Agreement. This obligation on the part of GE Capital shall be triggered by your written notice to GE Capital that the Company has ceased to make such payments as required by such Agreement.

Very truly yours,

General Electric Capital Corporation

By:   /s/ Edward D. Stewart
      ------------------------------------
      Executive Vice President